Exhibit 10.16

AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of this 1st day of October, 2011 (“Effective Date”), by and between Aegis Identity Software, Inc., a Colorado corporation (“AIS”), having its principal place of business at 5555 DTC Parkway, Suite D-3001, Greenwood Village, Colorado 80111, and Aegis Business Group, Inc., having its principal place of business at 5555 DTC Parkway, Suite D-3001, Greenwood Village, Colorado 80111 (“AegisUSA”) (each referred to herein as a “Party” and collectively as the “Parties”).

RECITALS:

WHEREAS, AIS was formed in August 2011 to develop certain open standards identity management software;

WHEREAS, AegisUSA no longer offers any products under the trademark TridentHE and desires to assign and transfer all of its rights to AIS and AIS desires to purchase the rights to the TridentHE trademark and branding for its new software product;

WHEREAS, AegisUSA provided AIS with the use of its physical infrastructure and certain administrative services during formation and prior to the initiation of operations by AIS on October 1, 2011;

WHEREAS, AIS will benefit from the goodwill and reputation AegisUSA and its management has developed in the market; and

WHEREAS, the Parties desire to enter into this Agreement regarding payment for the services provided by AegisUSA, goodwill and the assignment of the TridentHE trademark and brand to AIS.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

1.	SERVICES

1.1           Services.  AegisUSA provided AIS with use of its physical infrastructure and certain administrative services during its formation and prior to the initiation of operations on October 1, 2011 (the “Services”).  AegisUSA acknowledges that the Services were rendered solely as an independent contractor and at no time did AegisUSA have the authority to enter into any contract or commitment on behalf of AIS nor did it represent to any third party that it has such authority or attempt to enter into a contract or commitment on behalf of AIS.  AegisUSA further acknowledges that it is not considered an affiliate or subsidiary of AIS and it is expressly understood by the Parties that nothing in this Agreement creates a joint venture, partnership or other business combination.

1.2           Employee Benefits.  AIS shall be responsible solely for payments directly to AegisUSA in accordance with the terms and conditions of this Agreement.  AegisUSA and its employees are not employees of AIS and neither AegisUSA nor its employees shall be entitled to any employee benefits from AIS, including, without limitation, vacation pay, sick pay, medical and other welfare plans, retirement plans and any other benefit plans maintained by AIS.

1.3           Payment of AegisUSA Personnel.  As an independent contractor AegisUSA bears sole responsibility for paying AegisUSA personnel in accordance with all applicable laws, including without limitation applicable state and federal wage and hours laws.  AegisUSA agrees and understands that it assumes all responsibility for and liability arising from (a) payment of any employment or payroll tax withholding obligations for AegisUSA personnel in accordance with all applicable laws (which shall include, but not be limited to, federal and state income tax withholding, FICA, FUTA, SDI and state payroll taxes), and (b) reporting as income all compensation received hereunder and paying any sales or withholding taxes, social security, unemployment or disability insurance or similar charges or impounds, including any interest or penalties thereof, in connection with any payments made to AegisUSA hereunder, in accordance with all applicable laws.

2.	ASSIGNMENT OF TRIDENTHE TRADEMARK

2.1           Assignment.  Subject to the terms and conditions of this Agreement, AegisUSA hereby grants, conveys, assigns to AIS all right, title and interest in and to the TridentHE trademark and branding (and all rights with respect thereto) whether or not registrable under copyright or similar statutes.  AIS shall be the sole and exclusive owner of the TridentHE trademark, branding and any rights in connection therewith.  AegisUSA further agrees to, without further charge to AIS, but at AIS’s expense, (a) cooperate fully with AIS in perfecting in AIS the ownership of such trademark, (b) execute, verily, acknowledge and deliver all such further papers, including instruments of transfer, and (c) perform such other acts as AIS lawfully may request to obtain or maintain registration of the trademark in all countries, and vest title thereto in AIS or AIS’s successors and assigns.

2.2           Appointment of AIS as Attorney-in-Fact.  For purpose of effectuating the assignment under Section 2.1, AegisUSA hereby irrevocably makes, appoints and constitutes AIS (and any of its officers, employees or agents as designated by AIS) as AegisUSA’s true and lawful attorney-in-fact, with the power to execute and file, on AegisUSA’s behalf and in its name, any assignments, applications or other documents required to perfect AIS’s ownership of the TridentHE trademark assigned to AIS under Section 2.1.  The appointment of AIS as AegisUSA’s attorney-in-fact, and each and every one of its rights and powers being coupled with an interest, is irrevocable.

3.	COMPENSATION

3.1           Compensation.  As compensation for the Services, the goodwill and the assignment of the TridentHE trademark, AIS will pay AegisUSA Three Hundred Fifty Thousand Dollars ($350,000) in cash and issue Two Million (2,000,000) shares of AIS common stock, par value $.001 per share (the “Shares”).

3.2           Payment; Delivery of Shares.  AegisUSA acknowledges receipt of Three Hundred Fifty Thousand Dollars ($350,000.00) as invoiced by AegisUSA and paid in full by AIS from August 2011 through December 2011.  The Parties agree the Shares will be issued as of the Effective Date and delivered upon execution and delivery of this Agreement.

3.3           Expenses.  Each Party will be responsible for any expenses they incur in connection with this Agreement.

3.4           Restricted Legend.  It is understood that the Shares are restricted securities and will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT”

4.	CONFIDENTIALITY AND NONDISCLOSURE

4.1           Confidential Treatment.  Each Party shall maintain the confidentiality of the other’s Confidential Information (as described below) using at least the same efforts as it uses to maintain the confidentiality of its own Confidential Information but in no event with less than reasonable care.  Each Party agrees not to disclose or otherwise make Confidential Information available to any third party, and agrees that such Confidential Information shall be used by it only in connection with its performance of (or exercise of rights under) this Agreement.  The receiving party shall immediately notify the disclosing party of any actual or suspected unauthorized disclosure, access or use of Confidential Information and cooperate with the disclosing party with respect to terminating, investigating and mitigating the results of any such unauthorized disclosure, access or use.

4.2           Non-exhaustive Definition of Confidential Information; Non-marking.  The term “Confidential Information” shall include any non-public information, whether in written, oral, graphic, electronic or any other form, including without limitation, (a) any information disclosed by one Party to another that is prior to or at the time of disclosure, identified in writing as confidential or proprietary, or if orally delivered, summarized in writing an delivered to the receiving party within 15 days of such disclosure, (b) any proprietary software or computer programs or processes, documentation, updates and versions and user manuals, (c) any AIS information, including information related to AIS’s end user customer(s), (d) the terms and conditions of this Agreement, and (e) any sales, cost and other unpublished financial information, product and business plans, business projections, pricing, and marketing data, business, financial, technical and information, forecasts, analyses, whether or not specifically marked as confidential by the disclosing party or which would be deemed by a reasonable person to be confidential or proprietary in nature.

4.3           Limitations on Confidential Information.  Confidential Information shall not include information that (a) is in or enters the public domain without breach of this Agreement, (b) the receiving party receives from a third party who is entitled to disclose such information to receiving party without restriction on disclosure and without breach of a nondisclosure obligation, or (c) the receiving party knew prior to receiving such information from the disclosing party or develops independently without reference to the disclosing party’s Confidential Information which knowledge or development is reasonably documented. Either Party may disclose Confidential Information in accordance with a judicial or other governmental order, provided that the disclosing party shall give the other party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

4.4           Return of Confidential Information.  The receiving party agrees, upon the request of the disclosing party, to promptly deliver to the disclosing party (or, with the disclosing party’s consent, destroy) the originals and all copies of the disclosing party’s Confidential Information then in the receiving party’s possession or control, including, without limitation, the portion of the Confidential Information that consists of analyses, compilations, programs, reports, proposals, studies, or other documentation prepared by the receiving party or its representatives.

4.5           Specific Performance.  The Parties acknowledge and agree that the rights being protected by the terms of Section 4 of this Agreement are of a special, unique, unusual and extraordinary character, which gives them a particular value, and that the breach of this Section 4 will result in irreparable injury and damage to the non-breaching party.  In such event, the non-breaching party shall be entitled to require specific performance of all of the acts and the undertakings required of the breaching party hereunder and to obtain injunctive and other equitable relief in any court of competent jurisdiction to prevent the violation or threatened violation of any of the provisions of this Section 4.  Neither this Section 4.5 nor any exercise by the non-breaching party of its right to equitable relief or specific performance herein granted shall constitute a waiver by the non-breaching party of any other rights which it may have to damages or other relief.

4.6           Survival.  The obligations under this Section 4 shall survive for a period of three (3) years after termination of this Agreement for any other Confidential Information.

5.	INDEMNIFICATION

5.1           Indemnification.  AegisUSA agrees to defend, indemnify, and hold AIS (and its affiliates, owners, directors, employees, and agents) harmless from and against any and all indemnifiable damages, to the maximum extent permitted by applicable law.  “Indemnifiable damages” means all expenses, losses, costs, deficiencies, liabilities, and damages (including related attorneys’ and paralegals’ fees, court costs, including costs for appeals, and arbitration expenses) incurred or suffered by AIS, or any of its affiliates, owners, directors, employees, or agents, however caused and regardless of whether incurred or suffered in tort, contract or otherwise, (a) resulting from any breach of a representation or warranty of AegisUSA in this Agreement, (b) resulting from any default in the performance of any of the covenants or agreements of AegisUSA in this Agreement, (c) arising from AegisUSA’s performance of the Services, (d) resulting from any injury, loss, or damage to AIS or any third party (including, but not limited to, AIS’s employees or agents) or their property to the extent caused by the action or failure to act of the AegisUSA or any of its employees, agents, or contractors, (e)arising from any compensation, tax, insurance or benefit matters related to AegisUSA personnel, and (f) infringement of any third party’s intellectual property rights by the TridentHE trademark and related branding or the Services.

5.2           Notice of Claims.  In the event of a claim under this Section 5, AIS will promptly give written notice to AegisUSA of any such claim and shall cooperate fully with AegisUSA in the defense and settlement of such claim.  AIS shall have no authority to settle any claim without the prior written consent of AegisUSA if AegisUSA will have any obligation therefor.  AIS expressly reserves the right to retain separate counsel at its own expense to participate in the defense and settlement of such claims.

6.	LIMITATION OF LIABILITY

6.1           Limitation of Liability.  ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, OR ANY LOSS OF PROFITS, LOSS OF GOODWILL OR LOSS OF SAVINGS, EVEN IF THE OTHER PARTY IS ADVISED OF THE POSSIBILITY OF SUCH LOSS, DAMAGES, OR COST.  AIS’S AGGREGATE LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID TO AEGISUSA HEREUNDER.  THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS SET FORTH IN THIS SECTION HAVE BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT, AND SUCH LIMITATIONS DESCRIBED HEREIN WILL APPLY EVEN IF SUCH LIMITATIONS ARE FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

6.2           Exceptions.  Notwithstanding the foregoing, this Section 6 shall not apply to claims for personal injury or death; claims for damage to property; claims for indemnification pursuant to Section 5 or claims under Section 4 for breach of confidentiality.

7.	REPRESENTATIONS AND WARRANTIES

7.1           Representations and Warranties of AIS.  AIS hereby represents and warrants to AegisUSA, as of the Effective Date, as follows:

(a)           Authority.  The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action.  This Agreement constitutes a valid and binding obligation of AIS enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights).

(b)           Compliance with Laws.  AIS represents and warrants to AegisUSA that the execution, delivery, and performance of this Agreement by it will not constitute a violation of any applicable federal, state or local laws, regulations, ordinances or codes; a violation of any judgment, order or decree; a default under any contract by which or any of its assets are bound; or an event that would, with notice or lapse of time, or both constitute such a default.

7.2           Representations and Warranties of AegisUSA.  AegisUSA represents and warrants to AIS, as of the Effective Date, as follows:

(a)           Authority.  AegisUSA has the full power and authority to enter into this Agreement which when executed will constitute a valid and binding obligation of AegisUSA, enforceable in accordance with its terms (except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors’ rights).

(b)           Compliance with Laws.  AegisUSA represents and warrants to AIS that the execution, delivery, and performance of this Agreement by it will not constitute a violation of any applicable federal, state or local laws, regulations, ordinances or codes; a violation of any judgment, order or decree; a default under any contract by which or any of its assets are bound; or an event that would, with notice or lapse of time, or both constitute such a default.  AegisUSA further warrants and represents that it has obtained all required permits and licenses and complies with, and causes its personnel to comply with, all applicable laws.

(c)           No Conflict with Obligation to Third Parties.  AegisUSA represents that its performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by it in confidence or in trust prior to this Agreement.  AegisUSA has not entered into, and AegisUSA agrees it will not enter into, any agreement either written or oral in conflict herewith.

(d)           Ownership of TridentHE Trademark and Branding.  AegisUSA represents and warrants that (i) it has exclusive ownership, title and all rights, in and to the TridentHE trademark and all related branding, and (ii) neither its Services nor its ownership of the TridentHE trademark infringe upon or violate any rights of any third party.

(e)           Held Entirely for Own Account.  This Agreement is made with AIS in reliance upon AegisUSA’s representation to AIS, which by AegisUSA’s execution of this Agreement confirms, that the Shares to be received by AegisUSA will be held by AegisUSA for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that AegisUSA has no present intention of selling, granting any participation in, or otherwise distributing the same; provided however any distribution of the Shares by AegisUSA to its shareholders in the form of a dividend or other the distribution shall not be considered a breach of this Section 7.2(e) so long as it is made pursuant an exemption from registration under the Securities Act and any state securities statute. By executing this Agreement, AegisUSA further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(f)           Disclosure of Information.  AegisUSA believes it has received all the information it considers necessary or appropriate for deciding whether to accept the Shares as consideration under this Agreement.  AegisUSA further represents that it has had an opportunity to ask questions and receive answers from AIS regarding the business, properties, prospects and financial condition of AIS and to obtain additional information (to the extent AIS possessed such information or could acquire it without unreasonable effort or expense) and/or conduct its own independent investigation necessary to verify the accuracy of any information furnished to AegisUSA or to which AegisUSA had access.  The foregoing, however, does not limit or modify the representations and warranties of AIS in Section 7.1 of this Agreement or the right of AegisUSA to rely thereon.

(g)           Investment Experience.  AegisUSA is experienced in evaluating and investing in the securities of companies in the development stage and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Shares.

(h)           Restricted Securities.  AegisUSA understands that the Shares are being issued as a “restricted security” pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  AegisUSA also understands that the Shares may not be sold, transferred or otherwise disposed of by AegisUSA without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  AegisUSA understands it must bear the economic risks of the investment in the Shares for an indefinite period of time because they have not been registered under the Securities Act or any state securities laws.  AIS is the only person which may register the Shares under the Securities Act and state securities statutes and AIS has not made any representations to AegisUSA regarding the registration of any such securities or compliance with Regulation A or some other exemption under the Securities Act.  In particular, AegisUSA is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about AIS.  Such information is not now available and AIS has no present plans to make such information available.  In this connection, AegisUSA represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i)           Restriction on Transfer.  AegisUSA will not sell or attempt to sell the Shares without registration under the Securities Act and any applicable state securities laws, unless exemptions from such registration requirements are available and AegisUSA has satisfied AIS that an exemption is available for such sale.  AegisUSA acknowledges AIS shall have the right to bar the transfer of the Shares unless such transfer is permitted under the Securities Act

(j)           Accredited Investor.  AegisUSA represents and warrants that it is an “accredited investor” within the meaning of the rules and regulations of the Securities Act.

8.	MISCELLANEOUS PROVISIONS

8.1           Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to its conflicts of laws provisions.  The Parties expressly agree that any and all disputes, claims or litigation arising from or related in any way to this Agreement shall be resolved exclusively by the courts of the State of Colorado.  The Parties hereby waive any objections against and expressly agree to submit to the personal jurisdiction of the Municipal and/or Superior Courts of the State of Colorado, County of Arapahoe, and the U.S. District Court for Colorado.

8.2           Entire Agreement; Amendment.  This Agreement exclusively and completely states the rights, duties and obligations of the Parties and supersedes all prior and contemporaneous representations, letters, proposals, discussions and understandings by or between the Parties.  This Agreement may only be amended by a written document that is signed by both Parties.

8.3           Severability.  If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such invalid, void or unenforceable part, term or provision shall be deemed severed and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

8.4           Force Majeure.  Neither Party shall be liable for, nor shall it be considered in breach of this Agreement as a result of a cause beyond its control, including any act of God or public enemy, act of any military, civil or regulatory authority, terrorism or threat thereof, change in any law or regulation, fire, flood, earthquake, storm or other like event, disruption or outage of communications, power or other utility, labor problem, unavailability of supplies, or any other cause, whether similar or dissimilar to any of the foregoing, which could not have been prevented by the Party with reasonable care

8.5           No Waiver.  Any express waiver or failure to promptly exercise any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

8.6           Notices.  Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the following addresses (or to such other address or person as may be designated by a Party by giving written notice to the other Party pursuant to this Section 8.6)

If to AIS:	If to AegisUSA:
Aegis Identity Software, Inc. 5555 DTC Parkway, Suite D-3001 Greenwood Village, CO 80111 Facsimile: (303)474-7892 Email: bob.lamvik@aegisidentity.com Attn: Chief Operating Officer	AegisUSA 5555 DTC Parkway, Suite D-3001 Greenwood Village, CO 80111 Facsimile: (303) 474-7892 Email: ralph.armijo@aegisusa.net Attn: Ralph Armijo
With a copy to: Legal Department
AIS Identity Software, Inc. 5555 DTC Parkway, Suite D-3001 Greenwood Village, CO 80111 Facsimile: (303)474-7892 Email: stacy.dees@aegisidentity.com

8.7           Survival.  Rights and obligations under this Agreement which by their nature should survive, including Section 1.3 (Payment of AegisUSA Personnel), Section 4 (Confidentiality and Nondisclosure), Section 5 (Indemnification), Section 6 (Limitation of Liability), Section 7.2(h) (Restricted Securities), Section 7.2(i) (Restriction on Transfer), Section 8.1 (Governing Law; Venue), Section 8.6 (Notices), and this Section 8.7 will remain in effect after expiration or termination of this Agreement.

8.8           Assignment.  Neither Party shall assign or otherwise transfer any of its obligations under this Agreement without the prior written consent of the other Party.

8.9           Counterparts; Electronic Transmission.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement.

***Signature Page Follows***

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized representatives on the date and year first written above.

AEGIS IDENTITY SOFTWARE, INC.		AEGIS BUSINESS GROUP, INC.

/s/ Robert Lamvik		/s/ Ralph Armijo
Name:	Robert Lamvik	Name:	Ralph Armijo
Title:	COO & Treasurer	Title:	CEO & President